UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 10, 2013, the Public Utility Law Judge of the Public Service Commission of Maryland (PSC of MD) issued a Proposed Order approving an overall increase in rates for Washington Gas of $8.754 million. This increase is based on an imputed 57.88% equity component of the Company’s capital structure, a return on equity of 9.25% and an overall return of 7.54%. Washington Gas’ revised request was for an increase of $28.3 million. Any appeal of the Order must be filed on or before October 24, 2013. Washington Gas disagrees that the ordered level of rate relief will provide the Company with a reasonable opportunity to recover its reasonably incurred costs and provide an opportunity for a reasonable return. Accordingly, the Company plans to file an appeal to the PSC of MD on or before October 24, 2013. The Commission is expected to rule on any appeal of the Proposed Order on or before November 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date:	October 15, 2013	/s/ William R. Ford

William R. Ford
Controller
(Principal Accounting Officer)